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Conference call:           Today, Thursday, July 31, 2008 at 10:00 a.m. EDT
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Dial-in numbers:           800-374-0146 or 706-634-1307 (international)
Webcast / Replay URL:      www.integramed.com or www.earnings.com
                           ------------------    ----------------
Phone Replay:              800-642-1687 or 706-645-9291 through August 6
Conference ID#:            57025445


        IntegraMed(R) Q2 Revenue Grows 46%, Drives 19% Rise in Net Income

PURCHASE, NEW YORK -- July 31, 2008 -- IntegraMed America, Inc. (NASDAQ: INMD), the nation's leading provider of specialty healthcare services in emerging, technology-focused segments, today announced results for the second quarter and six months ended June 30, 2008. IntegraMed's results demonstrate continuing growth and margin improvement in its three business units - Fertility Centers, Consumer Services and Vein Clinics.


-------------------------------------------------------------------------------

                            Summary Financial Results
                      (in thousands, except per share data)


                        Three        Three                     Six           Six
                        Months       Months                    Months        Months
                        Ended        Ended                     Ended         Ended
                        June 30,     June 30,                  June 30,      June 30,
                        2008         2007                      2008            2007
                        --------     --------                  --------     --------
 Revenues:
  Fertility Centers     $35,051      $29,727    +18%           $67,797      $58,819     +15%

  Consumer Services       4,707        4,285    +10%             8,772        7,577     +16%

  Vein Clinics           10,062            -                    18,904            -        -

       Total Revenues   $49,820      $34,012    +46%           $95,473      $66,396     +44%

Contribution:
  Fertility Centers       2,570        2,481     +4%             4,874        4,751      +3%

  Consumer Services       1,364        1,247     +9%             2,485        2,072     +20%

  Vein Clinics              713            -                     1,035            -        -

      Total contribution $4,647       $3,728    +25%            $8,394       $6,823     +23%

G&A Costs                $2,735       $2,690     +2%            $5,098       $5,086      +0%

Net Interest exp./(inc.)    297        (201)   +248%               576        (417)    +238%

Income before Inc Taxes   1,615        1,239    +30%             2,720        2,154     +26%

Taxes                       644          422    +53%             1,094          722     +52%

Net income               $  971         $817    +19%            $1,626       $1,432     +14%

EPS (1)                  $ 0.11       $ 0.10    +10%            $ 0.19        $0.17     +12%

Diluted shares (1)        8,707        8,253     +6%             8,675        8,246      +5%

(1) EPS and weighted average share figures reflect a 25% stock split paid May 4, 2007.

Revenues, contribution, and net income for Q2 2008 increased over Q1 2008 and last year's second quarter as the Company continued the implementation of its previously announced strategic program to make additional investments to better position itself for accelerated long-term growth.

IntegraMed was successful in implementing operating efficiencies on the G&A line, as G&A expense as a percentage of total contribution was 59% in Q2 2008, versus 63% of total contribution in Q1 2008 and 72% of total contribution in Q2 2007.

IntegraMed's improved Q2 2008 bottom-line results versus the year ago period were achieved despite a $498,000 ($0.03 per share after tax) negative swing in net interest income/expense as a result of higher debt levels from the Vein Clinics of America (VCA) acquisition and lower rates of return on investable cash. Additionally, the company's Q2 2008 results reflect an increase in its effective tax rate to 40% compared to a 34% rate last year, reflecting the absence of any significant tax-exempt earnings in 2008 as attractive, liquid, tax-exempt income investments have not been available in the volatile credit markets of today. (Had taxes remained at the 2007 rate, resulting EPS would have been $0.01 higher.) Fully diluted share count increased by 6% over last year, mostly reflecting stock issued as part of the VCA acquisition.

Fertility Centers
IntegraMed's managed network of 32 fertility centers is the largest consolidated group of its kind. These centers continue to achieve above-industry growth rates. Same center new patient visit volume was up 15.3% and same center revenue increased 9.8% quarter over quarter. Fertility Centers Q2 and YTD 2008 contribution rose slightly to $2.6 and $4.9 million, respectively, over prior year periods. Prior to the aforementioned investments in divisional expenses, the Fertility Centers contribution would have increased 13% as compared to Q2 2007. This reflects continued strong demand for fertility services, improved margins, and the addition of the Orlando fertility center in September 2007.

In addition, second quarter results do not fully incorporate the anticipated benefit from two recent Fertility Center contract acquisitions in Charleston and Phoenix, acquired in late April and July 2008, respectively, as it's too early in the transition to show any meaningful contribution from these transactions. IntegraMed has met the upper range of its forecast of 1-2 new Fertility Center contract acquisitions for 2008 and is reviewing additional opportunities.

Consumer Services
Applications for the Shared Risk Refund program rose 23% and enrollments climbed 16% in Q2 2008. Consumer Services Q2 2008 contribution margin of 29% equaled the level achieved in Q2 2007 and rose from 27.6% in Q1 2008. Pregnancy success rates in Q2 2008 improved 16% over the prior year results and remain above the national average.

During the second quarter, IntegraMed announced that it has expanded the scope of services available for donor egg recipients under its Shared Risk(R) Refund program for in vitro fertilization (IVF). Donor egg recipients enrolling in the program now have the option to include additional fees for egg donor recruitment, screening, and compensation, as well as donor medications, anesthesia services, and the cryopreservation and storage of embryos. Typically, almost half of the total IVF expense for donor egg recipients is due to such out-of-pocket expenditures. As a result of these changes, donor treatments represent 20.3% of total Shared Risk enrollments year to date versus 16.7% enrollments in the first half of 2007.

Also in the second quarter, IntegraMed announced two additions to its Affiliate fertility provider network: the OU Physicians Reproductive Health center in Oklahoma City, Oklahoma and the University of North Carolina School of Medicine's Department of Obstetrics and Gynecology in Chapel Hill, NC. Through the first half of 2008, IntegraMed has added three Affiliates to its network, making it solidly on track to reach its stated annual goal of four.

Vein Clinics
The integration of the Vein Clinics business unit is progressing on schedule and nearing completion. IntegraMed has installed new revenue cycle management, financial management, marketing and sales and regional management infrastructure into the business. While these planned enhancements have lowered contribution from this business over the short term, they have improved the capability to grow this business in a controlled and predictable manner, and bottom line financial performance is already improving. Revenue increased by 14% and contribution improved by 121% compared to the seasonally slower Q1 of this year. These results demonstrate the strong leverage available in this business.

Results for the quarter and year to date period were also impacted by two new vein clinics that opened in the second quarter, one in Alexandria, VA and the second in Marietta, GA., bringing the total of new vein clinics opened this year to three. One more opening is planned for later this year. The Company anticipates opening 5-6 new clinics in 2009.

Cash Flow and Balance Sheet
IntegraMed increased cash by $6.8 million in the second quarter of 2008 ending the period with cash and equivalents totaling $22.3 million. Cash provided by operating activities was $11.0 million in Q2 2008 compared to $5.1 million in Q2 2007. The improved cash position over Q1 2008 was the result of better timing of payments to fertility practices, increases in Shared Risk Refund deposits and the fact that some normal Q2 disbursements had been accelerated to Q1 2008.

Management Comments
"Our business performance and operating metrics continue to show that the company's services are in demand in a challenging economic environment," commented IntegraMed CEO Jay Higham. "We have never noted any correlation between demand for fertility services and the economic cycle previously. We believe the main reasons for this are because couples in need of fertility care do not view required medical treatment as discretionary and that 70% of our fertility patient volume comes from patients with insurance. Also, in the vein care business, there has been a complete transformation of that business over the last several years from 80% self-pay to 80% insurance," continued Mr. Higham.

"We are satisfied with the progress in the Vein Clinic division and it's integration into IntegraMed, which we anticipate will be largely complete by the end of 2008.

"As fertility practices nationwide are increasingly searching for ways to increase patient volumes and productivity, more and more practices are seeking IntegraMed's services to help foster growth and drive new efficiencies. The inquiries from practices seeking to partner with us in our Fertility Center division are growing, and as the preeminent company in the fertility industry, we are in a unique position to capitalize on them. Accordingly, we are reviewing these opportunities and are very optimistic about the growth potential of our fertility division.

"Escalating enrollments in our Shared Risk Refund consumer financing program demonstrate expanding consumer interest across the country. In Q2, we expanded the program's scope of services available for donor egg recipients and believe this latest enhancement makes the Shared Risk Refund Program even more attractive and will help drive the growth of the program," concluded Mr. Higham.

About IntegraMed America, Inc.
IntegraMed America, Inc. is a leading provider of specialty health care services in emerging, technology-driven, niche segments of the health care market. The Company currently operates in such markets - the fertility and varicose vein care segments. The Company supports its provider networks with clinical and business information systems, marketing and sales, facilities and operations management, finance and accounting, human resources, legal services, risk management and quality assurance. IntegraMed also offers treatment-financing programs for self-pay patients. Please visit www.integramed.com for more information.

The IntegraMed Fertility network consists of 32 contracted centers in 104 locations across the United States, including 175 physicians and Ph.D. scientists. Nearly one of every four IVF procedures in the U.S. is performed in an IntegraMed fertility practice. The IntegraMed Vein Clinic network is the leading provider of varicose vein care services in the US and operates 31 centers in 11 states, principally in the Midwest and Southeast. Please visit www.veinclinics.com for more information.

Statements contained in this press release that are not based on historical fact, including statements concerning future results, performance, expectations and expansion of IntegraMed are forward-looking statements that may involve a number of risks and uncertainties. Actual results may differ materially from the statements made as a result of various factors, including, but not limited to, the risks associated with IntegraMed's ability to finance future growth; changes in insurance coverage, government laws and regulations regarding health care or managed care contracting; and other risks, including those identified in the company's most recent Form 10-K and in other documents filed by IntegraMed with the U.S. Securities and Exchange Commission. All information in this press release is as of July 31, 2008 and IntegraMed undertakes no duty to update this information.

CONTACT:
Investors:                                  Media/Investors:
John W. Hlywak, Jr., EVP and CFO            Steven Hecht, David Collins
IntegraMed America, Inc.                    Jaffoni & Collins Incorporated
jhlywak@integramed.com                      inmd@jcir.com
----------------------                      -------------
914-251-4143                                212/835-8500

Physicians:
Scott Soifer, Senior VP, Administration and Development
IntegraMed America, Inc.
scott.soifer@integramed.com
914-251-4186





                                 (tables follow)




                            INTEGRAMED AMERICA, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS
              (all amounts in thousands, except per share amounts)

                                                            For the                  For the
                                                       three-month period       six-month period
                                                         ended June 30,          ended June 30,
                                                       -------------------     -------------------
                                                         2008        2007       2008        2007
                                                       ---------   -------     ------     --------
                                                            (unaudited)             (unaudited)
Revenues

     Fertility Centers ..............................   $ 35,051    $ 29,727    $ 67,797    $ 58,819
     Consumer Services ..............................      4,707       4,285       8,772       7,577
     Vein Clinics ...................................     10,062        --        18,904        --
                                                        --------    --------    --------    --------
     Total Revenues .................................     49,820      34,012      95,473      66,396
                                                        --------    --------    --------    --------

Costs of services and sales

     Fertility Centers ..............................     32,481      27,246      62,923      54,068
     Consumer Services ..............................      3,343       3,038       6,287       5,505
     Vein Clinics ...................................      9,349        --        17,869        --
                                                        --------    --------    --------    --------
     Total Cost of Services and Sales ...............     45,173      30,284      87,079      59,573
                                                        --------    --------    --------    --------

Contribution
     Fertility Centers ..............................      2,570       2,481       4,874       4,751
     Consumer Services ..............................      1,364       1,247       2,485       2,072
     Vein Clinics ...................................        713        --         1,035        --
                                                        --------    --------    --------    --------
     Total Contribution .............................      4,647       3,728       8,394       6,823
                                                        --------    --------    --------    --------

General and administrative expenses .................      2,735       2,690       5,098       5,086
Interest income .....................................        (68)       (359)       (229)       (694)
Interest expense ....................................        365         158         805         277
                                                        --------    --------    --------    --------
     Total other expenses ...........................      3,032       2,489       5,674       4,669
                                                        --------    --------    --------    --------

Income before income taxes ..........................      1,615       1,239       2,720       2,154
Income tax provision ................................        644         422       1,094         722
                                                        --------    --------    --------    --------
Net income ..........................................   $    971    $    817    $  1,626    $  1,432
                                                        ========    ========    ========    ========

Basic and diluted earnings per share of Common Stock:
     Basic earnings per share .......................   $   0.11    $   0.10    $   0.19    $   0.18
                                                        ========    ========    ========    ========
     Diluted earnings per share .....................   $   0.11    $   0.10    $   0.19    $   0.17
                                                        ========    ========    ========    ========

Weighted average shares - basic .....................      8,623       8,155       8,593       8,147
                                                        ========    ========    ========    ========
Weighted average shares - diluted ...................      8,707       8,253       8,675       8,246
                                                        ========    ========    ========    ========

                                     (more)



                            INTEGRAMED AMERICA, INC.
                           CONSOLIDATED BALANCE SHEETS
                           (all amounts in thousands)
                                   (Unaudited)


                                                                      June 30,    December 31,
                                                                        2008          2007
                                                                      --------     -----------
                                                                     (unaudited)
ASSETS

Current assets:
   Cash and cash equivalents ......................................   $  22,271    $  23,740
   Patient and other receivables, net .............................       6,396        5,511
   Deferred taxes .................................................       3,335        4,460
   Other current assets ...........................................       5,379        4,669
                                                                      ---------    ---------

     Total current assets .........................................      37,381       38,380

   Fixed assets, net ..............................................      17,545       16,912
   Intangible assets, Business Service Rights, net ................      22,607       22,305
   Goodwill .......................................................      29,478       29,359
   Trademarks .....................................................       4,586        4,492
   Other assets ...................................................       1,799        1,619
                                                                      ---------    ---------

     Total assets .................................................   $ 113,396    $ 113,067
                                                                      =========    =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable ...............................................   $   2,855    $   1,895
   Accrued liabilities ............................................      16,456       16,679
   Current portion of long-term notes payable and other obligations       3,778        3,661
   Due to Fertility Medical Practices, net ........................       7,325        9,043
   Shared Risk Revenue patient deposits ...........................      10,609        9,668
                                                                      ---------    ---------

       Total current liabilities ..................................      41,023       40,946

Deferred tax liabilities ..........................................       1,535        1,819
Long-term notes payable and other obligations .....................      20,385       21,799
                                                                      ---------    ---------
                                                                         62,943       64,564
Commitments and Contingencies

Shareholders' equity:
   Common stock ...................................................          87           86
   Capital in excess of par .......................................      54,399       53,890
   Other comprehensive income (loss) ..............................        (221)         (82)
   Treasury stock .................................................        (212)        (165)
   Accumulated deficit ............................................      (3,600)      (5,226)
                                                                      ---------    ---------
       Total shareholders' equity .................................      50,453       48,503
                                                                      ---------    ---------

       Total liabilities and shareholders' equity .................   $ 113,396    $ 113,067
                                                                      =========    =========


                                     (more)


                            INTEGRAMED AMERICA, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (all amounts in thousands)


                                                                              For the                 For the
                                                                        Three-month period        Six-month period
                                                                           ended June 30,           ended June 30,
                                                                        -------------------      -------------------
                                                                          2008        2007         2008       2007
                                                                         --------    ------      -------     -------
                                                                         (unaudited)                 (unaudited)
Cash flows from operating activities:
    Net income .......................................................   $    971    $    817    $  1,626    $  1,432
    Adjustments to reconcile net income to net cash provided
       by operating activities:
      Depreciation and amortization ..................................      1,828       1,509       3,623       3,017
      Deferred income tax provision ..................................        (35)       --          (284)        (20)
      Deferred compensation ..........................................        217         115         378         225
    Changes in assets and liabilities ? Decrease (increase) in assets:
         Patient and other accounts receivable .......................       (202)        143        (885)         25
         Prepaids and other current assets ...........................      1,441         466        (415)        324
         Other assets ................................................       (100)        (24)       (180)         38
      (Decrease) increase in liabilities:
         Accounts payable ............................................      1,052         (35)        960        (745)
         Accrued liabilities .........................................      3,047       1,101        (223)       (378)
         Due to medical practices ....................................      1,996         613      (1,718)      1,534
         Shared Risk Refund patient deposits .........................        794         405         941       1,951
                                                                         --------    --------    --------    --------
Net cash provided by operating activities ............................     11,009       5,110       4,653       7,403
                                                                         --------    --------    --------    --------

Cash flows used in investing activities:
Purchase of business service rights ..................................       (950)       (500)       (950)        500
Cash paid to purchase VCA, net of cash acquired ......................        (78)       --          (119)       --
Other intangibles ....................................................        (19)        (37)        (94)         37
Purchase of fixed assets and leasehold improvements ..................     (2,377)       (944)     (3,608)     (2,094)
                                                                         --------    --------    --------    --------
Net cash used in investing activities ................................     (3,424)     (1,481)     (4,771)     (2,631)
                                                                         --------    --------    --------    --------

Cash flows used in financing activities:
Proceeds from issuance of debt .......................................        380        --           380        --
Principle repayments on debt .........................................       (905)       (376)     (1,816)       (751)
Common stock transactions ............................................       (228)         18          85          62
                                                                         --------    --------    --------    --------
Net cash used in financing activities ................................       (753)       (358)     (1,351)       (689)
                                                                         --------    --------    --------    --------

Net increase in cash .................................................      6,832       3,271       1,469       4,083
Cash at beginning of period ..........................................     15,439      32,996      23,740      32,184
                                                                         --------    --------    --------    --------
Cash at end of period ................................................   $ 22,271    $ 36,267    $ 22,271    $ 36,267
                                                                         ========    ========    ========    ========

Supplemental Information:
     Interest paid ...................................................        106         144         472         263
     Income taxes paid ...............................................        124         192         736         517


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